UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2017 (August 7, 2017)

ENVISION HEALTHCARE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-37955 (Commission File Number)	62-1493316 (I.R.S. Employer Identification No.)

1A Burton Hills Boulevard Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)

(615) 665-1283

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 7, 2017, Envision Healthcare Corporation (the “Company”), Emergency Medical Services LP Corporation, a Delaware corporation and direct wholly owned subsidiary of the Company (“EMSC”), AMR Holdco, Inc., a Delaware corporation and direct wholly owned subsidiary of EMSC (“AMR”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Air Medical Group Holdings, Inc., a Delaware company (“AMGH”), an entity controlled by funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”). Upon the terms and subject to the conditions set forth in the Purchase Agreement, AMGH will acquire all of the outstanding shares of capital stock in AMR, the parent entity of the Company’s medical transportation business (the “AMR Business”), from EMSC for $2.4 billion in cash, subject to certain adjustments set forth in the Purchase Agreement.

The parties have made customary representations, warranties and covenants in the Purchase Agreement, including, among others, covenants with respect to the conduct of the AMR Business prior to completion of the transaction (the “Closing”). EMSC and AMGH have agreed to use their respective reasonable best efforts to cause the transaction to be consummated. The Company is not permitted to solicit, encourage, initiate or negotiate any alternative transaction proposals relating to the sale of AMR. In addition, the Company will be subject to certain non-solicitation, non-hire and non-competition provisions for a period of five (5) years following the Closing.

The transaction is subject to certain closing conditions including, among others, (i) the absence of certain legal impediments, (ii) the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) receipt of customary consents and approvals.

The Purchase Agreement contains certain termination rights for both EMSC and AMGH under certain circumstances. AMGH is required to pay EMSC a termination fee of $125 million if the Purchase Agreement is terminated by EMSC after (i) the marketing period for AMGH’s financing has ended, all conditions to AMGH’s obligation to close have been satisfied, (ii) EMSC has irrevocably confirmed in writing to AMGH that it is ready, willing and able to consummate the closing on the date of such confirmation and throughout the three (3) business day period following delivery of such confirmation, and (iii) AMGH fails to consummate the closing within such three (3) business day period.

AMGH has obtained preferred equity commitments from certain funds affiliated with KKR and Koch Equity Development LLC, and debt financing commitments from certain of its lenders. The obligations of AMGH pursuant to the Purchase Agreement are not conditioned on receipt of this financing. However, AMGH is not required to consummate the transaction until after the completion of a marketing period for its financing.

Each of the Company and AMGH has agreed to indemnify the other party for losses arising from breaches of certain fundamental representations made under the Purchase Agreement and for certain other liabilities, subject to certain limitations. At Closing, the Company and AMGH will also enter into certain additional ancillary agreements, including a transition services agreement, under which each of the Company and AMGH will provide the other party with certain transition services following the Closing.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement has been filed as an exhibit to this current report solely to provide the Company’s stockholders with information regarding its terms and not for the purpose of providing any other factual information about the Company or its subsidiaries and affiliates. The Purchase Agreement contains representations, warranties and covenants by each of the parties to the Purchase Agreement. These representations, warranties and covenants were made solely for the benefit of the other parties to the Purchase Agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the Purchase Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Purchase Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Purchase Agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (d) were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2017, in connection with the entry by the Company into the Purchase Agreement, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved certain compensatory arrangements of Randel G. Owen, Executive Vice President and Group President-Ambulatory Services, conditioned on the completion of the transactions contemplated under the Purchase Agreement and Mr. Owen’s waiver of any claims he may have to severance and other benefits. The Committee approved the acceleration of vesting of Mr. Owen’s 2016 award of performance-based units, 2016 option award, 2017 restricted stock unit award and 2017 award of performance-based units, in each case providing that all unvested shares under each such award shall automatically vest upon the Closing. The performance-based units will vest at the target share number set forth in the applicable award agreements. In addition, the Committee approved a one-time cash transaction bonus of $1.5 million, which is payable to Mr. Owen at the Closing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of August 7, 2017, by and among Air Medical Group Holdings, Inc., Emergency Medical Services LP Corporation, AMR Holdco, Inc. and, for certain purposes of the Agreement, Envision Healthcare Corporation.*

*	The schedules and exhibits to the Stock Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION HEALTHCARE CORPORATION

	By:	/s/ Claire M. Gulmi
	Name: Title:	Claire M. Gulmi Executive Vice President and Chief Financial Officer (Principal Financial and Duly Authorized Officer)
Date: August 10, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of August 7, 2017, by and among Air Medical Group Holdings, Inc., Emergency Medical Services LP Corporation, AMR Holdco, Inc. and, for certain purposes of the Agreement, Envision Healthcare Corporation.*

*	The schedules and exhibits to the Stock Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules and exhibits to the Securities and Exchange Commission upon request.